UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2021

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GENESYS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Wyoming	000-56131	30-0852686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30 Forzani Way NW

Calgary, Alberta T3Z 1L5

Tel: (702) 205-2064
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEIN	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01. Other Events

Genesys Industries, Inc. (the “Company”) would like to provide an update regarding the status of filing its financials, as well as its previously announced name change, increase in authorized capital and forward split (the “Corporate Actions”).

The Company is the finalization stage of the audit of its financials for the fiscal year ended June 30, 2020 and anticipates that its Form 10-K will be filed in the coming days. Thereafter, the Company will promptly work to complete its Form 10-Qs for the quarters ended September 30, 2020 and December 31, 2020 and become current with its SEC filings.

In regards to the Corporate Actions, the Company has submitted all paperwork to FINRA and has satisfied all comments except for one. FINRA is still waiting for the Company to become current with its SEC filings. The Company anticipates that FINRA will provide the Company with an effective date of the Corporate Actions after the Company becomes current with its SEC filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESYS INDUSTRIES, INC.

Date: April 16, 2021	By:	/s/ Johnny Forzani
Johnny Forzani, President & C.E.O.

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